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                           AMENDMENT TO TERM LOAN AGREEMENT

    This Second Amendment to Term Loan Agreement (the "Amendment") is made and entered into this 29th day of February, 1996, by and between SANWA BANK CALIFORNIA (the "Bank") and INTERNATIONAL RECTIFIER CORPORATION (the "Borrower") with respect to the following:

    This Amendment shall be deemed to be a part of and subject to that certain Term Loan Agreement dated as of February 28, 1995, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

    WHEREAS, the Borrower and the Bank mutually desire to modify the Agreement.

    NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

         1. CHANGE IN TERM LOAN. The first paragraph of Section 2.01 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

         "2.01 TERM LOAN. The Bank agrees to lend to the Borrower in up to 5 drawings in the minimum amount of $1,000,000, upon the Borrower's request made prior to March 31, 1996, (the "Drawdown Period") up to the maximum amount of $19,700,000 (the "Term Loan")".

         2. CHANGE IN INTEREST. Section 2.01 C. (c) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

         "(c) EURODOLLAR BALANCES. A fixed rate quoted by the Bank for a minimum of 30 days or for such other period of time that the Bank may quote and offer [the "Eurodollar Interest Period"] for Term Balances in the minimum amount of $100,000.00. Such interest rate shall be a percentage equivalent to .75% per annum in excess of the Bank's Eurodollar Rate which is that rate determined by the Bank's Treasury Desk as being the approximate rate at which the Bank could purchase offshore U.S. dollar deposits in an amount approximately equal to the amount of the relevant Term Balance and for a period of time approximately equal to the relevant Eurodollar Interest Period (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the purchase by the Bank of such U.S. dollar deposits) [the "Eurodollar Rate"]. Term Balances based upon the Eurodollar Rate is hereinafter referred to as the "Eurodollar Balances".

         3. FINANCIAL CONDITION. Section 5.14(d) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

         "(d) A ratio of the sum of net income, plus depreciation expense, plus amortization expense, plus net interest expense, each for the immediately preceding 4 fiscal quarters to the sum of the current portion of long-term Debt then due for the 4th immediately preceding fiscal quarter, plus net interest expense for the immediately preceding 4 fiscal quarters of not less than 2 to 1".

         4. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.


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    IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                  BORROWER:

SANWA BANK CALIFORNIA                  INTERNATIONAL RECTIFIER CORPORATION

By: /s/ David Carr                     By: /s/ Michael P. McGee
   -------------------                    -------------------------
   DAVID CARR, VICE PRESIDENT             Michael P. McGee/Vice President - CFO
   --------------------------             -----------------------------------
          (Name/Title)                              (Name/Title)


                                       By:
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                                          ------------------------
                                                (Name/Title)